                                                                   Exhibit 10.20








                           REVOLVING CREDIT AGREEMENT



                                     between



                            IBRD-ROSTRUM GLOBAL INC.



                                       and



                            BANQUE NATIONALE DE PARIS
                               Los Angeles Branch



                           Dated as of March 13, 1998






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                                TABLE OF CONTENTS
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                                                                                                              PAGE
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
SECTION 1.  DEFINITIONS.......................................................................................  1
  1.1       DEFINED TERMS.....................................................................................  1
  1.2       OTHER DEFINITIONAL PROVISIONS..................................................................... 13

SECTION 2.  AMOUNT AND TERMS OF LOANS; COMMITMENT AMOUNTS..................................................... 14
  2.1      REVOLVING LOANS.................................................................................... 14
  2.2      OPTIONAL PREPAYMENTS............................................................................... 15
  2.3      CONVERSION AND CONTINUATION OPTIONS................................................................ 15
  2.4      MINIMUM AMOUNTS OF TRANCHES........................................................................ 16
  2.5      INTEREST RATES, FEES AND PAYMENT DATES............................................................. 16
  2.6      COMPUTATION OF INTEREST............................................................................ 17
  2.7      INABILITY TO DETERMINE INTEREST RATE............................................................... 17
  2.8      PAYMENTS........................................................................................... 18
  2.9      ILLEGALITY......................................................................................... 18
  2.10     INCREASED COSTS.................................................................................... 18
  2.11     TAXES.............................................................................................. 20
  2.12     INDEMNITY.......................................................................................... 21
  2.13     MITIGATION OF COSTS................................................................................ 22

SECTION 3.  REPRESENTATIONS AND WARRANTIES.................................................................... 22
  3.1      FINANCIAL CONDITION................................................................................ 22
  3.2      NO CHANGE.......................................................................................... 23
  3.3      CORPORATE EXISTENCE; COMPLIANCE WITH LAW........................................................... 23
  3.4      CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS............................................ 23
  3.5      NO LEGAL BAR....................................................................................... 24
  3.6      NO MATERIAL LITIGATION............................................................................. 24
  3.7      OWNERSHIP OF PROPERTY; LIENS; CONDITION OF PROPERTIES.............................................. 24
  3.8      INTELLECTUAL PROPERTY.............................................................................. 24
  3.9      TAXES.............................................................................................. 25
  3.10     FEDERAL REGULATIONS................................................................................ 25
  3.11     ERISA.............................................................................................. 25
  3.12     INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT......................................... 26
  3.13     SUBSIDIARIES....................................................................................... 26
  3.14     PURPOSE OF LOANS................................................................................... 26
  3.15     ENVIRONMENTAL MATTERS.............................................................................. 26
  3.16     ACCURACY AND COMPLETENESS OF INFORMATION........................................................... 27
  3.17     REAL PROPERTY ASSETS............................................................................... 27
  3.18     PERMITS, ETC....................................................................................... 27
  3.19     PATENTS, TRADEMARKS, ETC........................................................................... 28
  3.20     COPYRIGHT ACT REQUIREMENTS......................................................................... 28
  3.21     NATURE OF BUSINESS................................................................................. 28
  3.22     CAPITAL STOCK OF BORROWER AND ITS SUBSIDIARIES..................................................... 28
  3.23     RANKING OF LOANS................................................................................... 29
  3.24     EXECUTIVE OFFICES.................................................................................. 29
  3.25     INSOLVENCY......................................................................................... 29
  3.26     LABOR MATTERS...................................................................................... 29
  3.27     CONDEMNATION....................................................................................... 29


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                                       i


  3.28     LEASES, LICENSES, PERMITS, SITE USE AGREEMENTS AND OTHER OCCUPANCY AGREEMENTS...................... 29

SECTION 4.  CONDITIONS PRECEDENT.............................................................................. 29
  4.1      CONDITIONS TO CLOSING DATE......................................................................... 29
  4.2      CONDITIONS TO EACH LOAN............................................................................ 32

SECTION 5.  AFFIRMATIVE COVENANTS............................................................................. 33
  5.1      FINANCIAL STATEMENTS............................................................................... 33
  5.2      CERTIFICATES; OTHER INFORMATION.................................................................... 34
  5.3      PAYMENT OF OBLIGATIONS............................................................................. 35
  5.4      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE................................................... 36
  5.5      MAINTENANCE OF PROPERTY; INSURANCE................................................................. 36
  5.6      INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS............................................. 37
  5.7      ENVIRONMENTAL LAWS................................................................................. 38
  5.8      USE OF PROCEEDS.................................................................................... 38
  5.9      COMPLIANCE WITH LAWS, ETC.......................................................................... 38
  5.10     LEASE AND LICENSE APPROVALS........................................................................ 39
  5.11     ACQUISITION OF REAL PROPERTY IN FEE SIMPLE......................................................... 39
  5.12     LEASES AND LICENSES................................................................................ 39
  5.13     NOTICES............................................................................................ 40
  5.14     EMPLOYEE CONTRACTS................................................................................. 40
  5.15     CONDITIONS SUBSEQUENT.............................................................................. 40

SECTION 6.  NEGATIVE COVENANTS................................................................................ 40
  6.1      LIMITATION ON FUNDAMENTAL CHANGES.................................................................. 40
  6.2      LIMITATION ON RESTRICTED PAYMENTS.................................................................. 41
  6.3      TRANSACTIONS WITH AFFILIATES....................................................................... 41
  6.4      FISCAL YEAR........................................................................................ 41
  6.5      UNFUNDED LIABILITIES............................................................................... 41
  6.6      LINE OF BUSINESS................................................................................... 41
  6.7      LIMITATION ON LIENS................................................................................ 42
  6.8      LIMITATION ON LOANS AND ADVANCES................................................................... 42

SECTION 7.  EVENTS OF DEFAULT................................................................................. 43

SECTION 8.  MISCELLANEOUS..................................................................................... 46
  8.1      AMENDMENTS AND WAIVERS............................................................................. 46
  8.2      NOTICES............................................................................................ 46
  8.3      NO WAIVER; CUMULATIVE REMEDIES..................................................................... 47
  8.4      SURVIVAL OF REPRESENTATIONS AND WARRANTIES......................................................... 47
  8.5      PAYMENT OF EXPENSES AND TAXES...................................................................... 47
  8.6      SUCCESSORS AND ASSIGNS............................................................................. 48
  8.7      COUNTERPARTS....................................................................................... 48
  8.8      SEVERABILITY....................................................................................... 48
  8.9      INTEGRATION........................................................................................ 48
  8.10     GOVERNING LAW...................................................................................... 49
  8.11     CLAIMS OR CONTROVERSIES SUBJECT TO JUDICIAL REFERENCE.............................................. 49
  8.12     ACKNOWLEDGEMENTS................................................................................... 51
  8.13     HEADINGS........................................................................................... 51
  8.14     CONFLICT OF TERMS.................................................................................. 51


Exhibits

  A        Form of Revolving Note
  B        Form of No Default/Representation Certificate
  C        Form of Continuation Notice
  D        Form of Closing Opinion
  E        Form of Borrower Security Agreement
  F        Form of Guarantees (U.S. and Canadian)
  G        Form of Monthly Declaration of Borrowing Limit
  H        Form of Environmental Compliance Agreement


Schedules

  1        Borrower's Indebtedness
  2        Borrower's Liens
  3        Borrower's Permits and Approvals
  4        Borrower's Real Property Assets
  5        Borrower's Litigation Proceedings
  6        Certain Environmental Matters
  7        Regarding the Capital Stock of Borrower
  8        Borrower Subsidiaries
  9        Mortgages

                           REVOLVING CREDIT AGREEMENT




         THIS REVOLVING CREDIT AGREEMENT, dated as of March 13, 1998, between IBRD-ROSTRUM GLOBAL INC., a Delaware corporation (the "BORROWER") and BANQUE NATIONALE DE PARIS, Los Angeles Branch (the "LENDER").

                                    RECITALS

         A. The Borrower has requested that the Lender make loans available to the Borrower on a revolving basis in a maximum aggregate amount not to exceed at any time $7,000,000. Such revolving credit facility would be available to finance the Borrower's general corporate operations.

         B. The Lender is willing to make available such revolving credit facility on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

         SECTION 1.  DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

         "ACCOUNTANTS": Ernst & Young LLP, or such other firm of independent certified public accountants or chartered accountants of recognized national standing as shall be selected by the Borrower and satisfactory to the Lender.

         "ACCOUNT DEBTORS": any Person who is or who may become obligated under, with respect to, or on account of an Account
Receivable.

         "ACCOUNTS RECEIVABLE": all presently existing and hereafter arising accounts receivable, contract rights and all other forms of obligation owing to the Borrower arising out of the sale or lease of goods or the rendition of services by the Borrower, whether or not earned by performance, all credit insurance, guaranties and other security therefor, as well as all goods returned to or reclaimed by the Borrower and all of the Borrower's books and records relating to any of the foregoing.

         "AFFILIATE": as to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a shareholder having control or a director, officer, or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in the preceding clause (a). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote securities having 10% or more of the ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGREEMENT": this Revolving Credit Agreement, as amended, waived, supplemented or otherwise modified from time to time.

         "APPLICABLE LENDING OFFICE": for the Lender, its offices for LIBOR Loans and Reference Rate Loans, specified on the signature pages hereof, any of which offices may, upon 10 days' prior written notice to the Borrower, be changed by the Lender.

         "APPLICABLE LIBOR RATE MARGIN": with respect to the Loans which are LIBOR Loans, for each Interest Period, 1.25% per annum.

         "APPLICABLE REFERENCE RATE MARGIN": with respect to the Loans which are Reference Rate Loans, .25% per annum.

         "BORROWER":  as defined in the preamble hereto.

         "BORROWING BASE": as at any date, (a) 80% of the Borrower's Eligible Accounts Receivable PLUS (b) 50% of the EXCESS (which number shall not be negative) of (i) the costs and estimated profit in excess of progress billings on contracts in progress OVER (ii) progress billings in excess of costs and estimated profit on contracts in progress, the whole determined by using the percentage of completion method, MINUS (c) the liabilities to be deducted according to the Lender's form "Quarterly Declaration of Borrowing Limit" (as provided by the Lender).

         "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law to close and which, in the case of a LIBOR Loan, is a Eurodollar Business Day.

         "CAPITALIZED LEASE OBLIGATIONS": obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "CAPITAL STOCK": any and all shares, interests, participation or other equivalent (however designated) of capital stock of a corporation, any and all equivalent ownership interest in a Person (other than a corporation), any and all warrants, options or rights to purchase or any other securities convertible into any of the foregoing.

         "CLOSING DATE": the date on which the conditions set forth in Section 4.1 are satisfied and the initial Loan is made.

         "CODE": the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL": all of the property (tangible or intangible) subject to the lien or security interest to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by the Borrower as security for all or part of the Obligations.

         "COLLATERAL DOCUMENTS": the Security Agreement, the Mortgages, all notices of security interests in deposit accounts requested by the Lender pursuant to the Security Agreement, Form UCC-1 Financing Statements and amendments thereto and any other document encumbering the Collateral or evidencing or perfecting a security interest therein for the benefit of the Lender executed by the Borrower, as the same may be amended or modified from time to time in accordance with the terms hereof.

         "COMMONLY CONTROLLED ENTITY": as to any Person, an entity, whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

         "CONTINUATION NOTICE": a request for continuation or conversion of a Loan as set forth in Section 2.3, substantially in the form of Exhibit C.

         "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

         "DEFAULT": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "DOLLARS" and "$":  dollars in lawful currency of the United
States.

         "ELIGIBLE ACCOUNT RECEIVABLES": those Accounts Receivable created by the Borrower in the ordinary course of business that arise out of the Borrower's sale of goods or rendition of services, are owing from Account Debtors that are reasonably acceptable to the Lender. In determining such eligibility, the Lender may, but is not obligated to, rely on agings, reports and schedules of Accounts Receivables furnished by the Borrower, but reliance by the Lender thereon from time to time shall not be deemed to limit the Lender's right to revise standards of eligibility at any time as to both the Borrower's present and future Accounts Receivable. Eligible Accounts shall not include any of the following:

                  (a) Accounts Receivable, any portion of which has been due for more than 90 days, except for Accounts Receivable which have been previously approved by the Lender as good quality Accounts Receivable notwithstanding that any portion thereof may be past due beyond 90 days, in which case the portion of such Accounts Receivable which has been outstanding for less than 90 days may be included as "Eligible Account Receivables";

                  (b) Accounts Receivable with respect to which the Account Debtor is an officer, director, employee or agent of the Borrower;

                  (c) Accounts Receivable with respect to which the Account Debtor is a subsidiary of, related to, affiliated with, or has common shareholders, officers or directors with the Borrower;

                  (d) Accounts Receivable with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold or which contain other terms by reason of which payment by the Account Debtor may be conditional;

                  (e) Accounts Receivable with respect to which the Account Debtor is the United States or any department, agency or instrumentality of the United States;

                  (f) Accounts Receivable with respect to which the Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to the Borrower or, for any other reason, are subject to any right of offset in favor of the Account Debtor;

                  (g) Accounts Receivable with respect to which the Account Debtor disputes liability or makes any claim with respect thereto, or is subject to any insolvency or bankruptcy proceeding, or becomes Insolvent or goes out of business; and

                  (h) Accounts Receivable that are payable in currency other than Dollars.

         "ENVIRONMENTAL COMPLIANCE AGREEMENT": the Environmental Compliance Agreement (substantially in the form of Exhibit H) made by the Borrower in favor of the Lender, as requested by the Lender from time to time, as it may be amended or modified in accordance with the terms hereof.

         "ENVIRONMENTAL LAWS": any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any governmental authority or Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or at any time hereafter in effect.

         "ERISA":  the Employee Retirement Income Security Act of
1974, as amended from time to time.

         "ERISA AFFILIATE": as to any Person, each trade or business including such Person, whether or not incorporated, which together with such Person would be treated as a single employer under Section 4001(a)(14) of ERISA.

         "EVENT OF DEFAULT": any of the events specified in Section 7, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, and all other conditions, have been satisfied.

         "EURODOLLAR BUSINESS DAY": any day on which banks are open for dealings in Dollar deposits in the London interbank market.

         "EXCLUDED TAXES": all taxes imposed on or by reference to the net income of the Lender or its Applicable Lending Office by any Governmental Authority and all franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on the Lender or its Applicable Lending Office by any Governmental Authority and any taxes imposed by any Governmental Authority arising as a consequence of the failure of the Lender to provide accurate documentation required to be provided by the Lender pursuant to Section 2.11(b).

         "FINANCIAL STATEMENTS":  as defined in Section 3.1 hereof.

         "GAAP": generally accepted accounting principles in the United States in effect from time to time.

         "GOVERNMENTAL AUTHORITY": any nation or government, any federal, state or other political subdivision thereof and any federal, state or local entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing Person or (b) another Person (including, without limitation, any bank under any letter of credit) which Person the guaranteeing Person has agreed to reimburse or indemnify for undertaking such obligation in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the lesser of (a) an amount equal to the stated or determinable (by the Borrower) amount of the primary obligation in respect of which such Guarantee Obligation is made and
(b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "GUARANTEES": the guarantees, substantially in the forms of Exhibit F (as applicable), made by each Guarantor in favor of the Lender, on the Closing Date, as the same may be amended or modified from time to time in accordance with the terms hereof.

         "GUARANTORS":  the Parent and Phoenix.

         "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property (other than such amounts which are contingent upon earnings performance or similar circumstances) or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Capitalized Lease Obligations, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof,
(e) all obligations of such Person, whether absolute or contingent, in respect of letters of credit opened for the account of such Person and (f) all Guarantee Obligations of such Person in respect of any indebtedness, obligations or liabilities of any other Person of the type referred to in clauses (a) through (e) of this definition.

         "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "INSOLVENT":  pertaining to a condition of Insolvency.

         "INTELLECTUAL PROPERTY":  as defined in Section 3.8 hereof.

         "INTERCREDITOR AGREEMENT": an intercreditor agreement dated as of February 5, 1998 among the Lender, Banque Nationale de Paris (Canada) and Royal Bank of Canada, the Borrower, the Parent and Phoenix all in form and substance satisfactory to the Lender, as it may be amended or modified in accordance with the terms hereof.

         "INTEREST PAYMENT DATE": for Reference Rate Loans, on the first day of each calendar month while the Loans are outstanding and the day on which the Loans become due and payable in full and are paid or prepaid in full and for LIBOR Loans, the last day of each Interest Period therefor and if such Interest Period is more than three months in length on each three-month anniversary date of borrowing and the day on which the Loans become due and payable in full and are paid or prepaid in full.

         "INTEREST PERIOD":  with respect to any LIBOR Loan:

         (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or its Continuation Notice, as the case may be, given with respect thereto; and

         (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Lender not less than three Eurodollar Business Days prior to the last day of the then current Interest Period with respect thereto;

PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that would otherwise extend beyond the date final payment is due on the Loans shall end on the date of such final payment; and

                  (iii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "INVESTMENT COMPANY ACT":  as defined in Section 3.12 hereof.

         "LENDER":  as defined in the preamble hereto.

         "LETTER OF GUARANTEE": a nontransferable letter of guarantee for the benefit of the Lender issued by Banque Nationale de Paris (Canada) in the face amount of $7,000,000, in form and substance acceptable to the Lender, as it may be amended or modified in accordance with the terms hereof and thereof.

         "LIBOR": with respect to each day during each Interest Period pertaining to a LIBOR Loan, the rate of interest determined by the Lender to be the rate per annum at which deposits in Dollars would be offered to the Lender by leading banks in the London interbank market at or about 9:00 a.m., Los Angeles time, two Eurodollar Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such Interest Period.

         "LIBOR ADJUSTED RATE": with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                     LIBOR
                        ---------------------------------
                        1.00 - LIBOR Reserve Requirements

         "LIBOR LOANS": Loans the rate of interest applicable to which is based upon LIBOR.

         "LIBOR RESERVE REQUIREMENTS": for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Federal Reserve System.

         "LIEN": any mortgage, pledge, charge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

         "LOAN": a revolving loan made to the Borrower by the Lender pursuant to the provisions of Section 2.1 and "LOANS" means the aggregate of all revolving loans outstanding at any given time.

         "LOAN DOCUMENTS": this Agreement, the Note, the Collateral Documents, the Guarantees, the Environmental Compliance Agreement and any other agreement executed by a Loan Party in connection therewith and herewith including, but not limited to, UCC-1 Financing Statements, as such agreements and documents may be amended, supplemented and otherwise modified from time to time in accordance with the terms hereof.

         "LOAN PARTIES":  the Borrower and the Guarantors.

         "MARGIN STOCK":  as defined in Regulation U.

         "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower and its Subsidiaries, taken as a whole, to perform their obligations under the Loan Documents or (c) the validity or enforceability of the Loan Documents or the rights or remedies of the Lender hereunder or thereunder.

         "MATURITY": in respect of the Note, the date it shall become due and payable in full, whether at stated maturity, by acceleration or otherwise.

         "MORTGAGES": such mortgages, deeds of trust, collateral assignments of leases and collateral assignments of licenses and permits as may be made by the Borrower in favor of the Lender in respect of the Properties owned by the Borrower, in form and substance satisfactory to the Lender, securing the Obligations to the extent provided therein, as the same may be amended or modified from time to time in accordance with the terms hereof.

         "MULTIEMPLOYER PLAN": a plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NOTE":  as defined in Section 2.1(c) hereof.

         "OBLIGATIONS": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether or not at a default rate) the Note, and all other obligations and liabilities of the Borrower and its Subsidiaries to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Note, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Lender that are required to be paid by the Borrower and its Subsidiaries pursuant to the terms of this Agreement) or otherwise.

         "OCCUPANCY AGREEMENTS":  as defined in Section 5.12.

         "PARENT": Phoenix International Life Sciences (U.S.) Inc., a Delaware corporation, which directly owns all of the Capital Stock of the Borrower.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

         "PERSON": any individual, firm, partnership, joint venture, corporation, association, business enterprise trust, unincorporated organization, government or department or agency thereof or other entity, whether acting in an individual, fiduciary or other capacity.

         "PHOENIX": Phoenix International Life Sciences Inc., a Canadian corporation which directly or indirectly owns all of the Capital Stock of the Borrower and the Parent.

         "PLAN": as to any Person, any plan (other than a Multiemployer Plan) subject to Title IV of ERISA maintained for employees of such Person or any ERISA Affiliate of such Person (and any such plan no longer maintained by such Person or any of such Person's ERISA Affiliates to which such Person or any of such Person's ERISA Affiliates has made or was required to make any contributions within any of the five preceding years).

         "PROPERTIES": the collective reference to the real and personal property owned, leased, or under license or permit, by the Borrower or any of its Subsidiaries.

         "REFERENCE RATE": the rate of interest per annum publicly announced from time to time by the Lender, at its Los Angeles Branch office as its "Reference Rate". The Reference Rate is determined by the Lender from time to time as a means of pricing credit extensions to some customers and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by the Lender at any given time for any particular class of customers or credit extensions. Any change in the applicable interest rate due to a change in the Reference Rate shall be effective on the effective date of such change in the Reference Rate.

         "REFERENCE RATE LOANS": Loans the rate of interest applicable to which is based upon the Reference Rate.

         "REGULATION D": Regulation D of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

         "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

         "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC regulations.

         "REQUIREMENT OF LAW": as to any Person, the Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule, order, judgment or regulation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESPONSIBLE OFFICER": the chief executive officer, the president, any senior vice president, treasurer or any vice president of the applicable Loan Party, or, with respect to financial matters, the chief financial officer, treasurer or controller of the applicable Loan Party, as applicable.

         "RESTRICTED PAYMENTS":  as defined in Section 6.2.

         "REVOLVING COMMITMENT": the commitment of the Lender to make Loans hereunder through its Applicable Lending Office in an amount not to exceed $7,000,000, as the same may be adjusted pursuant to the provisions hereof.

         "REVOLVING PERIOD": as defined in Section 2.1(a).

         "SECURITY AGREEMENT": the Security Agreement dated as of the Closing Date by the Borrower in favor of the Lender in respect of the tangible and intangible personal property of the Borrower described therein, substantially in form of Exhibit E hereto, as it may be amended or otherwise modified from time to time in accordance with the terms hereof.

         "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "SOLVENT":  when used with respect to any Person, that:

                  (a) the present fair salable value of such Person's assets is in excess of the total amount of the probable liability on such Person's liabilities;

                  (b) such Person is able to pay its debts generally as they become due; and

                  (c) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

         "SUBSIDIARY": as to any Person at any time of determination, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary Voting Power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "subsidiary" or to "subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "TAXES":  as defined in Section 2.11(a) hereof.

         "TERMINATION EVENT": (a) a Reportable Event, (b) the institution of proceedings to terminate a Single Employer Plan by the PBGC under Section 4042 of ERISA, (c) the appointment by the PBGC of a trustee to administer any Single Employer Plan or (4) the existence of any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Single Employer Plan.

         "TRANCHE": the collective reference to LIBOR Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such LIBOR Loans shall originally have been made on the same day).

         "TRANSACTION COSTS": for any period, reasonable nonrecurring out-of-pocket costs, fees and expenses (including reasonable attorneys' fees) which are incurred by the Borrower and its Subsidiaries in connection with (a) the negotiation, preparation and consummation of the transactions contemplated under this Agreement and (b) financing agreements and proposed financing agreements related to this Agreement.

         "TYPE": as to any Loan, its nature as a Reference Rate Loan or a LIBOR Loan.

         "U.S. PERSON": a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in or under any laws of the United States or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

         "VOTING POWER": the aggregate number of votes of all classes of Capital Stock of such Person which ordinarily has voting power for the election of directors of such Person.

                  1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

         (b) As used herein, in any other Loan Document, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise provided herein, all financial calculations made with respect to the Borrower for the purpose of determining compliance with the terms of this Agreement shall be made on a consolidated basis.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (e) References to agreements, other contractual instruments and other documents include all subsequent amendments and other modifications to such agreement and documents, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

         SECTION 2.  AMOUNT AND TERMS OF LOANS; COMMITMENT AMOUNTS

         2.1 REVOLVING LOANS. (a) Subject to the terms and conditions hereof, the Lender agrees to make revolving loans through its Applicable Lending Office to the Borrower during the period from and including the Closing Date to the date upon which the Lender shall, by notice to the Borrower, terminate the right of the Borrower to obtain revolving loans hereunder or demand the immediate repayment of all revolving loan amounts hereunder (the "REVOLVING PERIOD") in an aggregate principal amount not to exceed at any time outstanding the lesser of
(i) the Revolving Commitment, as such amount may be reduced hereunder and (ii) the Borrowing Base (collectively, the "LOANS"). During the Revolving Period Loans may be repaid and reborrowed up to the limits set forth herein.

         (b) Subject to Sections 2.9 and 2.11, the Loans may from time to time be (i) LIBOR Loans, (ii) Reference Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Lender in accordance with either
Section 2.1(e) or 2.3. The Lender may make or maintain its Loans to the Borrower by or through any Applicable Lending Office.

         (c) The Loans made by the Lender to the Borrower shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A (the "NOTE"), with appropriate insertions therein, payable to the order of the Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower pursuant to
Section 2.1(a), with interest thereon as prescribed in Sections 2.5 and 2.6. The Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Loans made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of the Lender, and any such recordation made as part of its normal lending practices shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded. The failure of the Lender to make any such recordation or notation in the books and records of the Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Note. The Note shall (i) be dated the Closing Date, (ii) provide for the payment of interest in accordance with Sections 2.5 and 2.6 and (iii) be stated to be payable on the Lender's demand.

         (d) On Lender's demand, the Borrower shall immediately repay the principal of the Note and all interest accrued and unpaid thereon (even if such demand occurs during the Revolving Period).

The Borrower shall immediately prepay the Loans in an amount equal to the excess of any Loans outstanding over the lesser of (i) the Revolving Commitment and
(ii) the Borrowing Base.

         (e) The Borrower shall give the Lender irrevocable written notice (which notice must be received by the Lender prior to 9:00 a.m., Los Angeles time, in the case of Reference Rate Loans, one Business Day prior to the proposed date of borrowing and, in the case of a Eurodollar Loan, on the third Business Day before the date of the proposed borrowing. Each such notice of a Loan shall be by telephone and confirmed, by the end of the same Business Day, by telecopy specifying therein the requested (i) date of such Loan, (ii) Type of such Loan, (iii) amount of such Loan and (iv) in the case of a Eurodollar Loan, the initial Interest Period for such Loan. Each Loan shall be in the amount of $500,000 or in integral multiple of $100,000 in excess thereof.

         2.2 OPTIONAL PREPAYMENTS. The Borrower may on the last day of any applicable Interest Period with respect thereto or at any time subject to compliance with Section 2.12, in the case of LIBOR Loans, or at any time and from time to time, in the case of Reference Rate Loans, prepay the Loans, in whole or in part, upon at least three Business Days' irrevocable written notice, in the case of LIBOR Loans, and upon at least one Business Day's irrevocable written notice, in the case of Reference Rate Loans, from the Borrower to the Lender, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, Reference Rate Loans or a combination thereof and, if of a combination thereof, the amount allocable to each. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of the Loans shall be in an aggregate principal amount of $500,000 or whole multiples of $100,000 in excess thereof.

         2.3 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert LIBOR Loans to Reference Rate Loans by the Borrower giving the Lender at least two Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice, PROVIDED that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Reference Rate Loans to LIBOR Loans by the Borrower giving the Lender at least three Eurodollar Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. All or any part of outstanding LIBOR Loans and Reference Rate Loans may be converted as provided herein, PROVIDED that (i) any such conversion may only be made if, after giving effect thereto, Section 2.4 shall not have been contravened, (ii) no such Loan may be converted into a LIBOR Loan after the date that is one month prior to the end of the Revolving

Period and (iii) the Borrower shall not have the right to elect to continue at the end of the applicable Interest Period, or to convert to, a LIBOR Loan if a Default shall have occurred and be continuing.

         (b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving at least three Eurodollar Business Days' prior irrevocable written notice to the Lender, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such LIBOR Loan, PROVIDED that no LIBOR Loan may be continued as such (i) if, after giving effect thereto, Section 2.4 would be contravened,
(ii) after the date that is one month prior to the end of the Revolving Period or (iii) if a Default shall have occurred and be continuing and PROVIDED, FURTHER, that if the Borrower shall fail to give any required notice as described above in this Section or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Reference Rate Loans on the last day of such then-expiring Interest Period.

         2.4 MINIMUM AMOUNTS OF TRANCHES. All borrowings, conversions and continuations of the Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising such Tranche shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof, and, in any case, there shall not be more than ten Tranches.

         2.5      INTEREST RATES, FEES AND PAYMENT DATES.

         (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Adjusted Rate plus the Applicable LIBOR Rate Margin.

         (b) Each Reference Rate Loan shall bear interest at a rate per annum equal to the Reference Rate plus the Applicable Reference Rate Margin.

         (c) If an Event of Default shall exist hereunder, at the option of the Lender all amounts outstanding under the Note shall bear interest at a rate per annum which is the rate otherwise applicable under Sections (a) and (b) above plus 2% from the date of such Event of Default until the date such Event of Default is cured or waived (after as well as before judgment).

         (d) Should the Lender determine that the utilization of the credit facility established hereunder is not adequately supported by the Borrowing Base (which determination shall be in the Lender's sole and absolute discretion), the Borrower agrees to pay a fee of 0.50% (with a minimum of $250) as calculated on the amount of the coverage deficit established on the last day of each calendar month. This fee will be charged to the account of the Borrower the month following the determination of such deficit.

         (e) If the Borrower fails to deliver to the Lender the reports required by Section 5.2(a) within the time periods required, the Borrower shall pay to the Lender a monthly fee of $250 for each month (or a prorated amount for any portion thereof) for which such reports were not delivered; provided, however, that payment of such fee shall not waive any resulting Default or Event of Default which shall occur as a result of the Borrower's failure to provide such reports to the Lender as required hereunder.

         (f) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable on demand. The fees referenced in (d) and (e) above shall be payable on demand of the Lender.

         2.6 COMPUTATION OF INTEREST. Interest on Loans and all Obligations shall be calculated on the basis of a 360-day year for the actual days elapsed. Each determination of an interest rate or the applicable fees described in
Section 2.5(d) and (e) by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lender in the absence of manifest error.

         2.7 INABILITY TO DETERMINE INTEREST RATE. In the event that prior to the first day of any Interest Period:

         (a) the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Adjusted Rate for such Interest Period, or

         (b) the LIBOR Adjusted Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lender (as conclusively certified by the Lender) of making or maintaining its affected Loans during such Interest Period;

the Lender shall give telecopy or telephonic notice thereof to the Borrower as soon as practicable thereafter. If such notice is given (i) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as Reference Rate Loans and (ii) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to Reference Rate Loans. Until such notice has been withdrawn by the Lender, no further LIBOR Loans shall be made or continued as such, nor shall the Borrower have the right to convert Reference Rate Loans to LIBOR Loans.

         2.8 PAYMENTS. All payments (including prepayments) to be made by the Borrower hereunder and under the Note, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 10:00 a.m., Los Angeles time, on the due date thereof to the Lender to such account as the Lender shall specify to the Borrower in writing, in Dollars and in immediately available funds. All payments due to the Lender from the Borrower hereunder shall be deemed paid when received by the Lender. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Loan becomes due and payable on a day other than a Eurodollar Business Day, the maturity thereof shall be extended to the next succeeding Eurodollar Business Day (and interest shall continue to accrue thereon at the applicable rate) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Eurodollar Business Day.

         2.9 ILLEGALITY. Notwithstanding any other provision herein, if any change after the Closing Date in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for the Lender or Applicable Lending Office to maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of the Lender hereunder to continue LIBOR Loans as such and to convert Reference Rate Loans to LIBOR Loans shall forthwith be suspended during such period of illegality and (b) the Loans of the Lender or Applicable Lending Office then outstanding as LIBOR Loans, if any, shall be converted automatically to Reference Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the Lender such amounts, if any, as may be required pursuant to
Section 2.12. To the extent that the Lender's LIBOR Loans have been converted to Reference Rate Loans pursuant to this Section 2.9, all payments and prepayments of principal that otherwise would be applied to the Lender's LIBOR Loans shall be applied instead to its Reference Rate Loans.

         2.10 INCREASED COSTS. (a) In the event that any change after the Closing Date in any Requirement of Law or in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law but, if not having such force, the compliance with which is generally accepted and standard in the banking industry) from any central bank or other Governmental Authority having jurisdiction or authority over the Lender made subsequent to the Closing Date:

                  (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirements against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender or Applicable Lending Office which is not otherwise included in the determination of the LIBOR Adjusted Rate hereunder; or

             (ii) shall impose on the Lender or Applicable Lending Office any other condition (other than with respect to a Tax matter or an Excluded Tax matter);

and the result of any of the foregoing is to increase the cost to the Lender or Applicable Lending Office, by an amount which the Lender reasonably deems to be material, of converting into, continuing or maintaining LIBOR Loans or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall promptly pay to the Lender or Applicable Lending Office, upon the demand of the Lender, any additional amounts necessary to compensate the Lender for such increased cost or reduced amount receivable. If the Lender or any Applicable Lending Office becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by the Lender or Applicable Lending Office to the Borrower, which shall demonstrate in reasonable detail the computation of such amounts, shall be conclusive evidence of the accuracy of the information so recorded, absent manifest error. Requests by the Lender for compensation hereunder shall not be for a period more than six months retroactive. This covenant shall survive the termination of this Agreement and the payment of the Note.

         (b) If, after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, affects the amount of capital required or expected to be maintained by the Lender and the Lender (taking into consideration the Lender's policies with respect to capital adequacy) determines that the amount of capital maintained by the Lender which is attributable to or based upon the Loans or this Agreement must be increased as a consequence of such introduction or change by an amount deemed by the Lender to be material, then, upon demand of the Lender, the Borrower shall promptly pay to the Lender additional amounts sufficient to compensate the Lender for the increased costs to such Lender of such increased capital, without duplication of any adjustment in interest based on the LIBOR Reserve Requirement. Any such demand shall be accompanied by a certificate of the Lender setting forth in reasonable detail the computation of any such increased costs, which certificate shall be conclusive, absent manifest error. Requests by the Lender for compensation hereunder shall not be for a period more than six months retroactive. This obligation of the Borrower under this Section 2.10(b) shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder in full.

         2.11 TAXES. (a) All payments made by the Borrower in respect of the Obligations shall be made free and clear of, and without deduction or withholding (except to the extent required by law, in which case the following sentence shall apply) for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any United States Governmental Authority or any political subdivision or taxing authority thereof or therein, other than Excluded Taxes (all such non-Excluded Taxes being hereinafter called "TAXES"). If any Taxes are required to be withheld from any amounts payable to the Lender in respect of the Obligations, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents; provided, however, that no increased amount shall be required to be paid to the Lender under this sentence except to the extent that any change after the date hereof in any such withholding requirement (other than a change occasioned by an action of the Lender) results in an increase in the rate of such withholding from that in effect as of the date hereof in respect of payments to the Lender. The Lender shall deliver to the Borrower a certificate setting forth the amount of such Taxes, the calculation of such Taxes and an explanation of the requirement therefor, all in reasonable detail and such certificate shall be conclusive, absent manifest error. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Lender a copy of an original official receipt received by the Borrower showing payment thereof or such other evidence of payment reasonably satisfactory to the Lender. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties (and related reasonable fees and expenses of counsel) that may become payable by the Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder.

         (b) The Lender agrees that it will deliver to the Borrower on or prior to the Closing Date (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. The Lender also agrees to deliver to the Borrower two further copies of the said Form 1001 or 4224, as applicable, and Form W-8 or W-9, or successor applicable forms or other manner of certification as to such tax matters, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, unless in any such case an event beyond the control of the Lender (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent the Lender from duly completing and delivering any such form with respect to it and the Lender so advised the Borrower. The Lender shall certify (i) in the case of a Form 1001 or a Form 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

         (c) The Borrower shall not be required to pay any additional amounts to any Person in respect of United States withholding tax pursuant to Section 2.11(a) if the obligation to pay such additional amounts would not have arisen but for a failure by such Person to comply with the requirements of Section 2.11(b) (including the accuracy of the certificate described in the final sentence thereof).

         2.12 INDEMNITY. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from and to pay the Lender on demand the amount of any reasonable liability, loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (including reasonable fees and expenses of counsel) which the Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Loan,
(b) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, but only if the Lender has suffered actual loss, liability or expense in reliance on such notice, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making by the Borrower of a prepayment or conversion of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto. The Lender's certificate as to such liability, loss or expense shall be deemed conclusive, absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder.

         2.13 MITIGATION OF COSTS. If the Lender, by changing its Applicable Lending Office or taking any other reasonable action, so long as making such change or taking such other action is not disadvantageous to it in any financial, regulatory or other respect, can mitigate any adverse effect on the Borrower under Section 2.7, 2.9, 2.10 or 2.11, the Lender shall take such action.

         SECTION 3.  REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Lender that:

         3.1 FINANCIAL CONDITION. (a) The reviewed balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1997, and the related reviewed statements of income and of cash flows for the fiscal year ended on such date, certified by the Accountants, copies of which will be furnished to the Lender on or before May 15, 1998 will present fairly in all material respects the financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the results of its operations and its cash flows for the fiscal year then ended. All such financial statements (the "FINANCIAL STATEMENTS"), including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such Accountants or Responsible Officer, as the case may be, and as disclosed therein and for the absence of notes). The Borrower does not have any, as of such date, Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which is material in relation to the financial condition of the Borrower at such date. During the period from December 31, 1997 to and including the Closing Date, there has been no sale, transfer or other disposition by the Borrower of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) other than the acquisition of Borrower's Capital Stock by the Parent material in relation to the financial condition of the Borrower at December 31, 1997.

         (b) The unaudited balance sheet of the Borrower as at February 28, 1998, a copy of which has heretofore been furnished to the Lender, presents fairly in all material respects, in the opinion of the Borrower, the financial condition of the Borrower as at such date, subject to year-end adjustments and changes resulting from audit.

         3.2 NO CHANGE. Since December 31, 1997 no events have occurred which, individually or in the aggregate, constitute a material adverse change in the financial condition or business of the Borrower and its Subsidiaries taken as a whole.

         3.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Borrower and each Subsidiary, (a) is (or, when formed, will be) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has (or, when formed, will have) the corporate, partnership or limited liability company power, as the case may be, and authority, and the legal right, to own and operate its Properties, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Closing Date, (c) is (or, when formed, will be) duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is (or, when formed, will be) in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         3.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower and each of its Subsidiaries has the corporate, partnership or limited liability company power, as the case may be, and authority, and the legal right, to make, deliver and perform the Loan Documents, to which it is or will be a party, to borrow hereunder and the applicable Loan Party has taken all necessary corporate action to authorize (a) the borrowings on the terms and conditions of this Agreement and the Note and (b) the execution, delivery and performance of the Loan Documents to which it is or will be a party. Each Subsidiary has (or, when formed, will have) the corporate, partnership or limited liability company power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is or will be a party and has (or, when formed, will have) taken all corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance of such Loan Documents. Except as set forth on Schedule 3, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Note or the other Loan Documents except for any consent, authorization, filing or other act the failure to obtain or make which could not reasonably be expected to have a Material Adverse Effect. This Agreement has been, and the Note and the other Loan Documents to which the Borrower or any Subsidiary is or will be a party will be, duly executed and delivered by it. This Agreement constitutes, and the Note and the other Loan Documents when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower and each Subsidiary (to the extent the Borrower or such Subsidiary is a party thereto) enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         3.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement, the Note and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligations of the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except pursuant to the Loan Documents or except as otherwise permitted pursuant to Section 6.7, which Lien could reasonably be expected to have a Material Adverse Effect.

         3.6 NO MATERIAL LITIGATION. Except as set forth in Schedule 5, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or against any of its or their properties or revenues or by or against any "affiliated person" of the Borrower or any Subsidiary, within the meaning of the Investment Company Act,
(a) on the Closing Date with respect to this Agreement, the Note or the other Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

         3.7 OWNERSHIP OF PROPERTY; LIENS; CONDITION OF PROPERTIES. (a) The Borrower and each Subsidiary has (or, when formed, will have) good title in fee simple to, a valid leasehold interest in or rights as a permittee or licensee to, all of its real property, and good title to all of its other Property which is material to its business, and to the best of the Borrower's current actual knowledge, none of such Property is subject to any Lien except as permitted by
Section 6.7.

                  (b) All of the Properties used or useful in the conduct of the Borrower's business or the business of any Subsidiary are in good repair, working order and condition (reasonable wear and tear excepted) and suitable for use in the operation of its businesses currently conducted.

         3.8 INTELLECTUAL PROPERTY. The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, trade names, patents and copyrights necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). To the Borrower's knowledge, no claim which could reasonably be expected to have a Material Adverse Effect has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower or any Subsidiary know of any valid basis for any such claim. To the Borrower's knowledge, the use of such Intellectual Property by the Borrower and its Subsidiaries, if any, does not infringe on the rights of any Person, nor, to the Borrower's knowledge, does the use by other Persons of such Intellectual Property infringe on the rights of the Borrower or any Subsidiary.

         3.9 TAXES. Except as previously disclosed in writing to the Lender, the Borrower and each Subsidiary has (or, when formed, will have) filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any not yet delinquent or the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiary, as appropriate); and no tax Lien has been filed, and no claim is being asserted with respect to any such tax, fee or other charge which could reasonably be expected to have a Material Adverse Effect.

         3.10 FEDERAL REGULATIONS. No part of the proceeds of any Loans are intended to be or will be used, directly or indirectly, for "purchasing" or "carrying" any Margin Stock within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System. If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of Form U-1 referred to in Regulation U.

         3.11 ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made with respect to any Plan which has or would likely result in a Material Adverse Effect. Each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under all Single Employer Plans maintained by the Borrower, any Subsidiary, or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made, exceed by an amount which could cause a Material Adverse Effect the value of the assets of such Plans allocable to such accrued benefits. Neither the Borrower, any Subsidiary, nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has or would likely result in a Material

Adverse Effect. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower, each Subsidiary, if any, and each Commonly Controlled Entity for post retirement benefits (excluding benefits required by Section 4980B of the Code) to be provided to their current and former employees under plans which are welfare benefit plans (as defined in Section 3(a) of ERISA) does not, in the aggregate, exceed by an amount which could cause a Material Adverse Effect the assets under all such plans allocable to such benefits.

         3.12 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"). Neither the Borrower nor any Subsidiary is a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         3.13 SUBSIDIARIES. As of the Closing Date, the Borrower has those Subsidiaries listed on Schedule 8 hereto.

         3.14 PURPOSE OF LOANS. The proceeds of the Loans are intended to be and shall be used by the Borrower to finance its operational needs and for general corporate purposes.

         3.15 ENVIRONMENTAL MATTERS. To the Borrower's knowledge after reasonable inquiry, with respect to such of the Properties as is real property:

                  (a) Such Properties and all operations at such Properties are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about such Properties, or violation of any Environmental Law with respect to such Properties or the business conducted at such Properties which involves a matter or matters which has caused or are reasonably likely to cause a Material Adverse Effect.

                  (b) The Borrower has not received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of such Properties or the business conducted at such Properties which involves a matter or matters which has caused or are reasonably likely to cause a Material Adverse Effect, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to cause a Material Adverse Effect.

                  (c) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is named as a party with respect to such Properties or the business conducted at such Properties which involves a matter or matters which has caused or are reasonably likely to cause a Material Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such Properties or such business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to cause a Material Adverse Effect.

         3.16 ACCURACY AND COMPLETENESS OF INFORMATION. Unless otherwise expressly indicated in writing to the Lender, the documents furnished and the statements made in writing to the Lender by the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents do not contain any untrue statement of fact material to the creditworthiness of the Borrower or omit to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lender prior to the date hereof. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made and as of the date of this Agreement, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

         3.17 REAL PROPERTY ASSETS. Schedule 4 sets forth all real property that, as of the Closing Date, is owned or leased by the Borrower and its Subsidiaries.

         3.18 PERMITS, ETC. Except as set forth on Schedule 3, the Borrower and its Subsidiaries have (or, when formed, will have) all permits, licenses, authorizations and approvals required for each of them lawfully to acquire, own, lease, control, manage or operate their businesses as currently conducted, except for such permits, licenses, authorizations or approvals required for the lawful ownership, lease, control, management or operation of their businesses as currently conducted, the failure to obtain or maintain which will not have a Material Adverse Effect. Except as set forth in Schedule 5, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization or approval required for the lawful ownership, lease, control, management or operation of their businesses as currently conducted, and, there is no claim that any thereof is not in full force and effect, except for such of the immediately preceding matters which are not likely or reasonably likely to cause a Material Adverse Effect. Except as set forth on Schedule 5 and for such of the immediately preceding matters and such of the following matters which are not reasonably likely to cause a Material Adverse Effect, there are (a) no judgments, decrees or orders issued, or to the Borrower's knowledge, threatened, by the any court or regulatory Person with respect to the Borrower or any Subsidiary, (b) no complaints, petitions, filings or other proceedings pending, or to the Borrower's knowledge, threatened, before the any court or regulatory Person with respect to the Borrower or any Subsidiary and (c) no events that have occurred that could reasonably be expected to result in the imposition of any financial penalty by the any court or regulatory Person upon the Borrower or any Subsidiary.

         3.19 PATENTS, TRADEMARKS, ETC. Schedules A, B and C to the Security Agreement accurately and completely lists all material patents, trademarks, service marks, trade names and copyrights owned by or licensed to the Borrower and its Subsidiaries on the Closing Date.

         3.20 COPYRIGHT ACT REQUIREMENTS. The Borrower and its Subsidiaries have (or, when formed, will have) recorded or deposited with and paid to the United States Copyright Office, the Registrar of Copyrights, the Patent and Trademark Office and/or any other licensors of copyrighted materials, all notices, statements of account, royalty fees and other documents and instruments required under the terms and conditions of any patent, trademark, service mark, trade name and copyright used in the operation of their businesses as currently conducted and are not liable to any Person for copyright infringement under any law, rule, regulation, contract or license as a result of their business operations, all except to the extent that noncompliance with the preceding requirements would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         3.21 NATURE OF BUSINESS. Neither the Borrower nor any of its Subsidiaries is (or, when formed, will be) engaged in any material business other than the ownership and provision of clinical research and clinical design management services for the evaluation and certification of new pharmaceutical products.

         3.22 CAPITAL STOCK OF BORROWER AND ITS SUBSIDIARIES. The Parent is the direct owner of all of the issued and outstanding Capital Stock of the Borrower as of the Closing Date. All Capital Stock of the Borrower and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. As of the Closing Date (a) no Capital Stock of the Borrower or its Subsidiaries carries any preemptive rights, (b) neither the Borrower nor any Subsidiary is obligated to redeem or repurchase any of its Capital Stock, (c) no agreement, arrangement, or plan exists, except as has been disclosed in writing to the Lender, which could directly or indirectly affect the capital structure of the Borrower or its Subsidiaries and (d) there are no outstanding options, rights or warrants for the acquisition by any Person, directly or indirectly, of shares of the Capital Stock of the Borrower or its Subsidiaries.

         3.23 RANKING OF LOANS. This Agreement and the other Loan Documents to which the Borrower is a party, when executed, and the Loans, when borrowed are and will be the direct and general obligations of the Borrower. The Borrower's obligations hereunder and thereunder rank and will rank at least PARI PASSU in priority of payment to all other Indebtedness of the Borrower.

         3.24 EXECUTIVE OFFICES. The location of the Borrower's executive office and principal place of business as of the Closing Date is 2525 Campus Drive, Irvine, California 92612-1503.

         3.25 INSOLVENCY. After giving effect to the funding of Loans on the Closing Date, the application of the proceeds of such Loans as provided herein, and the payment of all estimated legal, underwriting, investment banking, accounting and other fees related hereto and thereto, the Borrower and each other Loan Party will be Solvent as of and on the Closing Date.

         3.26 LABOR MATTERS. As of the Closing Date, there are no strikes or other labor disputes against the Borrower or any Subsidiary pending, or to the Borrower's knowledge, threatened against it or any Subsidiary.

         3.27 CONDEMNATION. To the Borrower's knowledge no taking of any of the Properties comprising real property or any part thereof through eminent domain, conveyance in lieu thereof, condemnation or similar proceeding is pending or, to the knowledge of the Borrower, threatened by any Governmental Authority which would reasonably be expected to have a Material Adverse Effect.

         3.28 LEASES, LICENSES, PERMITS, SITE USE AGREEMENTS AND OTHER OCCUPANCY AGREEMENTS. To the Borrower's knowledge, true and complete copies of all material leases, licenses, permits, site use agreements and any other type of occupancy permit to which the Borrower or any Subsidiary is (or, when formed, will be) a party have been delivered to the Lender and are in full force and effect with no material defaults existing thereunder which individually or in the aggregate would have a Material Adverse Effect.

         SECTION 4.  CONDITIONS PRECEDENT

         4.1 CONDITIONS TO CLOSING DATE. The agreement of the Lender to make the Loans requested to be made by it on the Closing Date for the purposes set forth in Section 3.14, is subject to the satisfaction, immediately prior to or concurrently with the making of the Loans on the Closing Date (except as otherwise expressly provided hereunder), of the following conditions precedent:

         (a) CREDIT AGREEMENT. The Lender shall have received this Agreement, executed and delivered by an officer of the Borrower as of the Closing Date.

         (b) OTHER LOAN DOCUMENTS. The Lender shall have received the Note, the Guarantees and the Security Agreement, in each case executed and delivered by an officer of the relevant Loan Party.

         (c) LETTER OF GUARANTEE. The Lender shall have received the Letter of Guarantee executed and delivered by Banque Nationale de Paris (Canada).

         (d) INTERCREDITOR AGREEMENT. The Lender shall have received the Intercreditor Agreement, dated as of February 5, 1998, executed and delivered by officers of all of the relevant parties thereto.

         (e) INCUMBENCY CERTIFICATE. The Lender shall have received an incumbency certificate of the Borrower, and each other Loan Party, dated the Closing Date, executed by one of its Responsible Officers or its Secretary or Assistant Secretary.

         (f) CORPORATE PROCEEDINGS. The Lender shall have received a copy of the resolutions of the Board of Directors of the Borrower and each other Loan Party authorizing (i) the Loan Documents referred to in Sections 4.1(a) and 4.1(b) and to which it is or will be a party and (ii) the borrowings contemplated under
Section 2.1 in each case certified by the Secretary or an Assistant Secretary of the Borrower and each other Loan Party as of the Closing Date, which certificate states that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

         (g) ORGANIZATIONAL DOCUMENTS. The Lender shall have received copies of the articles of incorporation and by-laws of the Borrower and each other Loan Party, as of the Closing Date, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower and each other Loan Party.

         (h) COSTS. The Lender shall have received payment or evidence of payment by the Borrower of all reasonable costs, expenses and taxes (including, without limitation, those payable pursuant to Section 8.5) accrued and unpaid and otherwise due and payable on or before the Closing Date by the Borrower pursuant to this Agreement.

         (i) LEGAL OPINIONS. The Lender shall have received the following executed legal opinions:

                      (i) the executed legal opinion of Pepper Hamilton LLP, counsel to the Borrower and the other Loan Parties substantially in the form of Exhibit D hereto; and

                      (ii) the executed legal opinion of Pillsbury Madison & Sutro LLP, counsel to the Lender, in form and substance satisfactory to the Lender; and

                      (iii)such other legal opinions as the Lender may reasonably request.

         (j) RECORDING. The Lender shall have received as of the Closing Date evidence of the recording, or of the provision acceptable to the Lender for the recording, of all documents reasonably necessary to be recorded in such office or offices as may be necessary or, in the reasonable opinion of the Lender, desirable to perfect each Lien purported to be created thereby or to otherwise protect the rights of the Lender thereunder and evidence of the filing, or of provision acceptable to the Lender for the filing, of appropriate financing statements on Form UCC-1, or amendments to existing financing statements on Form UCC-2 (as the Lender may deem appropriate), naming the Lender as secured party, duly executed by the applicable Loan Party under the Security Agreement, in such office or offices as may be necessary or, in the reasonable opinion of the Lender, desirable to perfect the security interests purported to be created by any of the Collateral Documents.

         (k) LIEN SEARCHES. The Lender shall have received certified copies of requests for information from all relevant jurisdictions, listing all effective financing statements which name the Borrower or its Subsidiaries, as applicable, as debtor, together with copies of such financing statements, none of which, except for Liens permitted by Section 6.7 or Liens otherwise agreed to in writing by the Lender, shall cover any of the Collateral.

         (l) GOOD STANDING CERTIFICATES. The Lender shall have received certificates, each dated a recent date, of the Secretary of State of the State of California and the California Franchise Tax Board, respectively, certifying as to the existence and good standing of, and the payment of taxes by, the Borrower and each Subsidiary in such state and listing all charter documents of the Borrower and each Subsidiary on file with such officials.

         (m) NO DEFAULT/REPRESENTATIONS. No Default shall have occurred and be continuing on the Closing Date or would occur after giving effect to the making of the Loans requested to be made on the Closing Date and the representations and warranties contained in this Agreement and each other Loan Document, and the representations and warranties contained in each certificate or other writing delivered to the Lender in satisfaction of the conditions set forth in this
Section 4.1 prior to or on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, shall be correct in all material respects on and as of the Closing Date, and the Lender shall have received a certificate of the Borrower to such effect in the form of Exhibit B, dated as of the Closing Date and executed by a Responsible Officer of the Borrower.

         (n) INSURANCE POLICIES. The Lender shall have received evidence that the insurance policies provided for in Section 5.5 and in the other Loan Documents (including but not limited to flood insurance) are in full force and effect, certified by the insurance broker therefor, together with appropriate evidence showing the Lender as an additional named insured or loss payee, as appropriate, all in form and substance reasonably satisfactory to the Lender.

         (o) OPERATIONAL CONSENTS. The Lender shall have received evidence, in form and substance reasonably satisfactory to the Lender, that the Borrower and its Subsidiaries have obtained all material consents and licenses, in each case as required by law or necessary for the operation of the Borrower and its Subsidiaries.

         (p) FINANCIAL STATEMENTS. The Lender shall have received the February 28, 1998 balance sheet referred to in Section 3.1(b).

         (q) ADDITIONAL PROCEEDINGS. The Lender shall have received such other approvals, opinions and documents as it may reasonably request and all legal matters incident to the making of the Loans shall be reasonably satisfactory to the Lender.

         4.2 CONDITIONS TO EACH LOAN. The agreement of the Lender to make Loans, including Loans to be made on the Closing Date, is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans of the following conditions precedent:

         (a) REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The following statements shall be true and the Borrower's acceptance of the proceeds of each Loan shall be deemed to be a representation and warranty of the Borrower on the date of such Loan that:

                  (i) The representations and warranties contained in this Agreement, each other Loan Document and each certificate or other writing delivered to the Lenders in connection herewith are correct on and as of such date in all material respects as though made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date; and

                  (ii) No Default has occurred and is continuing or would result from the making of the Loan to be made on such date.

         (b) LEGALITY. The making of such Loan shall not contravene any law, rule or regulation applicable to the Lender or the Borrower or any other Loan Party.

         (c) BORROWING NOTICE. The Lender shall have received a borrowing notice for each such Loan pursuant to the provisions of this Agreement from the Borrower.

         SECTION 5.  AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that from and after the Closing Date, so long as the Note remains outstanding and unpaid or any other amount is owing to the Lender hereunder:

         5.1 FINANCIAL STATEMENTS. The Borrower shall furnish to the Lender:

         (a) except in respect of the fiscal year ended December 31, 1997, which financial statements will be delivered to the Lender by May 15, 1998, and will be on a reviewed basis and will include only the Borrower and its Subsidiaries as at such date, as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated and consolidating balance sheets of Phoenix and its consolidated Subsidiaries, its Subsidiaries as at the end of such year and the related statements of operations and retained earnings, stockholders' equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or other qualification arising out of the scope of the audit, by the Accountants; and

         (b) as soon as available, but in any event not later than 60 days after the end of each fiscal quarter of the Borrower, the unaudited consolidated and consolidating balance sheets of Phoenix and its consolidated Subsidiaries as at the end of such quarter and the related unaudited statements of operations, retained earnings, stockholders' equity and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with generally accepted accounting principles in Canada applied consistently throughout the periods reflected therein and with prior periods (except as approved by the Accountants or Responsible Officer, as the case may be, and disclosed therein).

         5.2      CERTIFICATES; OTHER INFORMATION.  The Borrower shall:

         (a) furnish to the Lender within 15 days after the end of each calendar month, the "Monthly Declaration of Borrowing Limit" form substantially as set forth as Exhibit G duly completed and executed, together with a chronological Accounts Receivable listing based on the billing date and an accounts payable listing (all in form and substance satisfactory to the Lender) and, upon request by the Lender, but at least annually concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a detailed list of the Borrower's Accounts Receivable including names, addresses, telephone numbers, banking locations and any other information which the Lender may request;

         (b) furnish to the Lender concurrently with the delivery of the financial statements referred to in Section 5.1(b) a certificate of a Responsible Officer of the Borrower stating that, to the best of such Officer's knowledge, the Borrower and its Subsidiaries during such period have observed or performed in all material respects all of their agreements, and satisfied in all material respects every condition, contained in this Agreement and the other Loan Documents to which the Borrower or any Subsidiary is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default except as specified in such certificate;

         (c) furnish to the Lender within five Business Days after the same are filed, copies of all financial statements and reports which the Borrower or any Subsidiary may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

         (d) furnish to the Lender as soon as available and in any event not later than August 31 of each fiscal year of the Borrower, a copy of the projected monthly cash flow and the annual operating budget for the Borrower and its Subsidiaries for the following fiscal year;

         (e) furnish to the Lender as soon as possible and in any event within five Business Days after a Responsible Officer has knowledge of the occurrence of a Default or, in the good faith determination of a Responsible Officer of the Borrower, a Material Adverse Effect, the written statement by a Responsible Officer of the Borrower, setting forth the details of such Default or Material Adverse Effect and the action which the Borrower proposes to take with respect thereto;

         (f) furnish to the Lender (i) as soon as possible and in any event within five days after the Borrower knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower proposes to take with respect thereto, (ii) promptly and in any event within five Business Days after receipt thereof by the Borrower, any Subsidiary or any of its or their ERISA Affiliates from the PBGC, copies of each notice received by the Borrower, any Subsidiary or any of its or their ERISA Affiliates of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (iii) promptly and in any event within five Business Days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan maintained for or covering employees of the Borrower or any of its Subsidiaries if the present value of the accrued benefits under the Plan exceeds its assets by an amount which could cause a Material Adverse Effect and (iv) promptly and in any event within five Business Days after receipt thereof by the Borrower, any Subsidiary or any of its or their ERISA Affiliates from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by the Borrower, any Subsidiary or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA;

         (g) furnish to the Lender promptly after the commencement thereof, but in any event not later than five Business Days after service of process with respect thereto on, or the obtaining of knowledge by, the Borrower, notice of each action, suit or proceeding before any court or governmental authority or other regulatory body or any arbitrator as to which there is a reasonable possibility of a determination that would have a Material Adverse Effect;

         (h) furnish to the Lender promptly after the sending or filing thereof, copies of all statements, reports and other information filed by or on behalf of the Borrower or any Subsidiary with any relevant regulatory body, the failure of which to file could reasonably be expected to result in a Material Adverse Effect;

         (i) furnish to the Lender promptly upon receipt thereof, but in any event not later than five Business Days following such receipt, copies of all notices and other communications that the Borrower or any Subsidiary shall have received from any relevant regulatory body with respect to any hearing, order or dispute directly concerning the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect; and

         (j) furnish to the Lender promptly such additional financial and other information as the Lender may from time to time reasonably request.

         5.3 PAYMENT OF OBLIGATIONS. The Borrower shall, and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the failure to so satisfy such obligations would not have a Material Adverse Effect or except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or such Subsidiary, as applicable.

         5.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Subject to
Section 6.6 and except as otherwise permitted pursuant to Section 6.1, the Borrower shall continue, and shall cause each Subsidiary to continue, to engage in business of the same general type as conducted by the Borrower or such Subsidiary as of the Closing Date or as of the date of the formation of such Subsidiary, as applicable, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, registrations, licenses, privileges and franchises necessary or desirable in the normal conduct of its business, (except to the extent that a failure to maintain such rights, registrations, licenses, privileges and franchises would not have a Material Adverse Effect) and comply with all Contractual Obligations and Requirements of Law (except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect).

         5.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) The Borrower shall, and shall cause each of its Subsidiaries to, keep all property useful or necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies or associations insurance on such of its property in at least such amounts and against such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Lender, upon written request, full information as to the insurance carried. All such policies of insurance shall contain an endorsement, in form and substance reasonably satisfactory to the Lender in its sole discretion, showing the Lender as additional insured or loss payee, as appropriate, or as its interests appear. Such endorsement, or an independent instrument furnished to the Lender, shall provide that the insurance companies will give the Lender at least 30 days' prior written notice before any such policy or policies of insurance shall be altered or canceled. All policies of insurance required to be maintained under this Agreement shall be in customary form and with insurers recognized as adequate by the Lender in its reasonable judgment and all such policies shall be in such amounts as shall be customary for similar companies in the same or similar business in the same geographical area. The Borrower shall deliver to the Lender insurance certificates certified by the Borrower's insurance brokers, as to the existence and effectiveness of each policy of insurance and evidence of payment of all premiums then due and payable therefor. In addition, the Borrower shall notify the Lender promptly of any occurrence causing a material loss of any insured Property and the estimated (or actual, if available) amount of such loss. Further, the Borrower shall maintain all insurance required under the other Loan Documents.

         (b) Each policy for liability insurance shall provide for all losses to be paid on behalf of the Lender and the Borrower, as their respective interests may appear, and each policy for property damage insurance shall, to the extent applicable to equipment and inventory, provide for all losses to be paid directly to the Lender.

         (c) Reimbursement under any liability insurance maintained by the Borrower or any Subsidiary pursuant to this Section 5.5 may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to equipment or inventory as to which Section 5.5(d) is not applicable, the Borrower will make or cause to be made the necessary repairs to or replacements of such equipment or inventory, and any proceeds of insurance maintained by the Borrower pursuant to this Section 5.5 shall be paid by the Lender to the Borrower, upon presentation of invoices and other evidence of obligations, as reimbursement for the costs of such repairs or replacements.

         (d) Upon the actual or constructive total loss of any equipment or inventory during the continuance of a Default, all insurance proceeds in respect of such equipment or inventory shall be paid to the Lender and applied in repayment of the Loans; provided that if no Event of Default or Default has occurred and is continuing, such proceeds shall be paid to the Borrower to purchase replacements of such equipment or inventory.

         5.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Borrower shall, and shall cause each Subsidiary to, keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities; and upon reasonable notice and at such reasonable times during usual business hours, permit representatives of the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with the Chief Financial Officer of the Borrower and its Subsidiaries and with its Accountants (provided that the Borrower may, if it so chooses, be present at or participate in any such discussion).

         5.7 ENVIRONMENTAL LAWS. The Borrower shall, and shall cause each of its Subsidiaries to:

         (i) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect;

         (ii) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings; and

         (iii) Defend, indemnify and hold harmless the Lender, and its employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, each Subsidiary or the Borrower's or such Subsidiary's interest in Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect and survive the termination of this Agreement and payment of the Note.

         5.8 USE OF PROCEEDS. The Borrower will use the proceeds of the Loans as set forth in Section 3.14, and not for the purchasing or carrying of any Margin Stock.

         5.9 COMPLIANCE WITH LAWS, ETC. Except as set forth in Section 5.7 relating specifically to Environmental Laws, the Borrower shall comply in all material respects with all applicable laws, rules, regulations and orders except where noncompliance would not reasonably be expected to have a Material Adverse Effect, such compliance to include, without limitation (a) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its Properties and
(b) paying all lawful claims which if unpaid might become a Lien upon any of its Properties; PROVIDED, HOWEVER, that the Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (i) the validity or applicability thereof is being contested in good faith by appropriate proceedings or the failure to pay such tax, assessment, charge, levy or claim would not have a Material Adverse Effect and (ii) the Borrower shall, to the extent required by GAAP, have set aside on its books adequate reserves with respect thereto.

         5.10 LEASE AND LICENSE APPROVALS. Except as set forth in Section 5.12(b), the Borrower shall notify the Lender of any leases, licenses, permits or other Occupancy Agreements relating to real property or real property interests that the Borrower or any Subsidiary executes or obtains which provide for the payment of rent or license fees in excess of $1,000,000 in any fiscal year. The Lender may request that any lease, license or other similar agreement become part of the Collateral and the Borrower shall provide or cause to be provided any and all Collateral Documents or other documents to be executed in connection therewith requested by the Lender and provide the Lender with title insurance (to the extent applicable) as a condition to approval.

         5.11 ACQUISITION OF REAL PROPERTY IN FEE SIMPLE. The Borrower shall promptly notify the Lender of any documents relating to any fee simple real property interest acquired by the Borrower or any Subsidiary. The Lender may request that any such fee simple real property interest of which it receives such notice shall become part of the Collateral. The Borrower shall provide or cause to be provided any and all information relating to a real property interest which the Borrower or any Subsidiary desires to acquire and for which it is required to provide notice and, if such real property interest shall become Collateral, the Borrower shall execute any and all Collateral Documents and other documents to be executed in connection therewith requested by the Lender and shall provide the Lender with title insurance as a condition to approval.

         5.12 LEASES AND LICENSES. Unless such failure is not reasonably likely to cause a Material Adverse Effect, the Borrower shall, and shall cause each Subsidiary to, perform and carry out all of the leases, licenses, permits and any other occupancy agreements relating to real property or real property interests (the "OCCUPANCY AGREEMENTS") to be performed by the Borrower or any Subsidiary and shall appear in and defend any action in which the validity of any of the Occupancy Agreements relating to any real property or real property interests is at issue and shall commence and maintain any action or proceeding necessary to establish or maintain the validity of any of such Occupancy Agreements and to enforce the provisions thereof. The Borrower shall provide to the Lender true, correct and complete copies of any information relating to any of the Occupancy Agreements as the Lender may reasonably request in writing. Unless such amendment or termination is not likely to cause a Material Adverse Effect, the Borrower shall not, and shall not permit any Subsidiary to, amend in a materially adverse manner or terminate any of such Material Occupancy Agreements, without the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed. The Borrower shall immediately give notice to the Lender of any default by it or any of its Subsidiaries or, to the knowledge of the Borrower, by any other party to an Occupancy Agreement, which causes or is reasonably likely to cause a Material Adverse Effect. The Borrower shall not, and shall not permit any Subsidiary to, execute any new Material Occupancy Agreements without giving prior or concurrent notice to the Lender.

         5.13 NOTICES. The Borrower will provide to the Lender, within five Business Days following receipt by the Borrower, copies of all notices received by the Borrower or any Subsidiary from the Internal Revenue Service or other taxing authority relating to any dispute regarding deductions, audits or any other material matter which, if adversely determined against the Borrower or such Subsidiary, would have a Material Adverse Effect.

         5.14 EMPLOYEE CONTRACTS. The Borrower shall give to the Lender prompt notice of any material dispute arising out of, or material uncured default occurring under, any employee contract of the Borrower or any Subsidiary if any of such contracts shall be terminated or not renewed on substantially similar terms.

         5.15 CONDITIONS SUBSEQUENT. The Borrower will provide to the Lender, within thirty days of the Closing Date, Mortgages on real property leased by the Borrower and as more specifically described on Schedule 4, located in Neptune, New Jersey and Irvine, California, together with appropriate Environmental Compliance Agreements and such other documents (other than title policies and environmental phse one reports) as the Lender may reasonably request to perfect its security interest in such Properties.

         SECTION 6.  NEGATIVE COVENANTS

         The Borrower hereby agrees that from and after the Closing Date, except with the prior written consent of the Lender, and so long as the Note remains outstanding and unpaid or any other amount is owing to the Lender hereunder:

         6.1 LIMITATION ON FUNDAMENTAL CHANGES. The Borrower shall not, and shall not permit any Subsidiary to, (a) amend its corporate charter or by-laws in any way that would have a Material Adverse Effect, (b) permit (to the extent within its control), vote to or for, or take any other action to commence or acquiesce to any bankruptcy or similar proceeding, (c) enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) except any merger, consolidation or amalgamation between or among the Loan Parties; PROVIDED THAT such Loan Party shall give the Lender thirty days' prior written notice thereof and shall comply with all reasonable actions requested by the Lender to protect and maintain its security interests and Liens granted pursuant to the Loan Documents or (d) except as permitted hereby, convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets other than in connection with a consolidation of its operations including without limitation a cessation of operations in one or more locations so long as such cessation does not affect a substantial portion of the Borrower's and its Subsidiaries' business, taken as a whole.

         6.2 LIMITATION ON RESTRICTED PAYMENTS. The Borrower shall not declare or pay any dividend in cash or in stock on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding (the foregoing being "RESTRICTED PAYMENTS") other than (a) Restricted Payments in favor of any Guarantor and (b) other Restricted Payments in amounts not to exceed $1,000,000 in the aggregate in any twelve-month period.

         6.3 TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Subsidiary (other than wholly-owned Subsidiaries or wholly-owned subsidiaries of any Guarantor) or any other Affiliate, unless such transaction (a) is otherwise permitted under this Agreement or (b) is in the ordinary course of the Borrower's or such Subsidiary's business and is upon terms no less favorable to the Borrower or such Subsidiary, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         6.4 FISCAL YEAR. The Borrower shall not permit the fiscal year of the Borrower or any Subsidiary to end on a day other than December 31, except a change may be made to conform the fiscal year end to the Parent's fiscal year end.

         6.5 UNFUNDED LIABILITIES. The Borrower shall not permit to exist, at any time, unfunded liabilities which, in the aggregate, for any and all Plans maintained for or covering employees of the Borrower or any of its Subsidiaries are an amount which has resulted or would likely result in a Material Adverse Effect.

         6.6 LINE OF BUSINESS. Neither the Borrower nor any of its Subsidiaries shall engage in any material business other than the provisions of clinical research and clinical design management services for the evaluation and certification of new pharmaceutical products or services related thereto.

         6.7 LIMITATION ON LIENS. The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its Property, assets or revenues, whether now owned or hereafter acquired, except for:

         (a) Liens created hereunder or under any of the other Loan Documents;

         (b) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or a Subsidiary, as applicable, in conformity with GAAP;

         (c) Liens created by operation of law not securing the payment of Indebtedness from money borrowed or guaranteed, including carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith by appropriate proceedings;

         (d) Pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposit securing liability to insurance carriers under insurance or self-insurance arrangements;

         (e) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (f) Easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, would not cause a Material Adverse Effect;

         (g) Liens in existence on the Closing Date listed on Schedule 2, provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased; and

         (h) Liens securing capital expenditures incurred by Phoenix and all of its Subsidiaries not to exceed an aggregate amount of $15,000,000 in fiscal year 1998 and of $10,000,000 in fiscal year 1999.

         6.8 LIMITATION ON LOANS AND ADVANCES. The Borrower shall not, and shall not permit any Subsidiary to, make any advance, loan, extension of credit or capital contribution to any Person, except (a) extensions of trade credit in the ordinary course of business; (b) advances to employees of the Borrower and its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business; (c) loans to Subsidiaries or Affiliates; and
(d) as contemplated by the Acquisition Agreement.

         SECTION 7.  EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal on the Note when due or the Borrower shall fail to pay any other amount payable hereunder within three days after such amount becomes due; or

         (b) Any representation or warranty made by any Loan Party herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made; or

         (c) The Borrower shall default in the observance or performance of any agreement contained in Section 5 or Section 6; or

         (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or the other Loan Documents (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of twenty Business Days after the earlier of (i) notice thereof from the Lender to the Borrower and (ii) actual knowledge thereof by a senior officer of such Loan Party; or any provision of any Loan Document shall at any time for any reason be declared null and void by a court; or

         (e) The validity or enforceability of any Loan Document shall at any time be contested by any Loan Party in writing, or a proceeding shall be commenced by any Loan Party or by any Governmental Authority or other Person having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document; or

         (f) Any Guarantee or the Letter of Guarantee shall cease, for any reason to be in full force and effect; or

         (g) The Borrower or any Loan Party shall (i) default in any payment of principal or interest, regardless of the amount, due in respect of any (A) Indebtedness (other than the Note), or (B) any Guarantee Obligation, if such default is reasonably likely to cause a Material Adverse Effect or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, if the effect of such default referred to in this clause (ii) is to cause, or to permit the holder thereof to cause, such Indebtedness or Guarantee Obligation to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be, and if the effect of such default referred to in this clause (ii) is to cause a Material Adverse Effect; or

         (h) (i) The Borrower or any other Loan Party shall commence any voluntary case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any other Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any other Loan Party any involuntary case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment and (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any other Loan Party shall take any action in writing in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any other Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or there shall be a general assignment for the benefit of creditors; or

         (i) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan which would subject the Borrower or any Loan Party to any tax, penalty, or other liabilities in the aggregate exceeding $1,000,000, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee would reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than a standard termination) or (v) the Borrower or any Commonly Controlled Entity would reasonably be expected to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case regarding clauses (ii) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to cause a Material Adverse Effect; or

         (j) One or more judgments or decrees shall be entered against the Borrower or any other Loan Party that in the aggregate are reasonably likely to have a Material Adverse Effect, and that portion of such judgements or decrees the failure to vacate, discharge, stay or bond pending appeal would be reasonably likely to have a Material Adverse Effect shall not have been vacated, discharged, stayed or bonded pending appeal within sixty days from the entry thereof or in any event five days before the date of any sale pursuant to such judgment or decree or any non-monetary judgment or order shall be entered against the Borrower or any other Loan Party that is reasonably likely to have a Material Adverse Effect and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment which has not been stayed pending appeal or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (k) The Parent shall cease to own directly or indirectly and beneficially 100% of the Capital Stock and Voting Power of the Borrower; or Phoenix shall cease to own 100% of the Capital Stock and Voting Power of the Parent; or

         (l) There shall occur any default in the material observance or material performance of the Inter-Lender Agreement or the Letter of Guarantee or the Inter-Lender Agreement or the Letter or Credit shall terminate or otherwise no longer be in full force and effect; or

         (m) Any material provision of any Loan Document, after delivery thereof pursuant to the provisions hereof, shall, for any reason other than pursuant to the terms thereof or an act or omission by the Lender, cease to be valid or enforceable in accordance with its terms and such cessation shall have a Material Adverse Effect, or any security interest created under any Loan Document shall for any reason other than pursuant to the terms thereof or an act or omission by the Lender, cease to be a valid and perfected first priority (except for any Lien or security interests permitted under any of the Loan Documents or which have priority by operation of law) security interest or Lien (except as otherwise stated or permitted herein or therein) in any material portion of the Collateral or the Property purported to be covered thereby;

then, and in any such event, notwithstanding that the Lender may make demand hereunder at any time, (A) if such event is an Event of Default specified in paragraph (h) above, automatically the Loans made to the Borrower hereunder (with accrued interest thereon, including interest accrued after the filing of a petition initiating any proceeding referred to in paragraph (h) above) and all other Obligations shall immediately become due and payable, and (B) if such event is any other Event of Default, the Lender may, by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other Obligations under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. In all cases the Lender may enforce any or all of the Liens and security interests and other rights and remedies created pursuant to any Loan Document or available at law or in equity. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

         SECTION 8.  MISCELLANEOUS

         8.1 AMENDMENTS AND WAIVERS. Neither this Agreement, nor the Note, nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the prior written consent of the Lender and the Borrower (and, in the case of any Loan Document other than this Agreement, the relevant Loan Party), the Borrower (or such Loan Party, as the case may be) may, from time to time, enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purposes of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lender, the Borrower or any other Loan Party hereunder or thereunder or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement or the Note or the other Loan Documents or any Default and its consequences. Any such waiver and any such amendment, supplement or modification shall apply equally to the Lender and shall be binding upon the Borrower, the other Loan Parties, the Lender and all future holders of the Note. In the case of any waiver, the Borrower, the other Loan Parties and the Lender, shall be restored to their former position and rights hereunder and under the outstanding Note and any other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

         8.2 NOTICES. All notices, requests and demands or other communications to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of telecopy notice, when received, in each case addressed to the parties at their addresses as set forth on the signature pages hereof or to such other address as may be hereafter notified by the respective parties hereto; PROVIDED that any notice, request or demand to or upon the Lender pursuant to
Section 2.1, 2.2, 2.3 or 2.4 or any notice to the Borrower pursuant to Section 7 shall not be effective until received.

         8.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         8.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement (but shall not be deemed to be restated unless otherwise expressly provided for).

         8.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees, whether or not the transactions contemplated hereby are consummated, (a) to pay or reimburse the Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Note and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (including the transactions to occur on the Closing Date), including, without limitation, the reasonable fees and disbursements of outside counsel to the Lender and as to any amendment, supplement or modification to this Agreement or any other Loan Document and the administration of the transactions contemplated thereby, (b) after the occurrence and during the continuance of a Default, to pay or reimburse the Lender, for all its reasonable costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceeding, including, without limitation, reasonable legal fees and disbursements of outside counsel to the Lender, (c) to pay, and indemnify and hold harmless Lender from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (but not including Excluded Taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note, the other Loan Documents and any such other documents and (d) to pay, and indemnify and hold harmless the Lender from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including, without limitation, the reasonable legal fees and disbursements of outside counsel to the Lender), expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Note, the other Loan Documents or the use of the proceeds of the Loans and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), PROVIDED, that the Borrower shall have no obligation hereunder to the Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Lender or its agents or attorneys-in-fact. The agreements in this Section shall survive repayment of the Note and all other amounts payable hereunder.

         8.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Note and their respective successors and assigns, except that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lender. The Lender may assign or participate its interest hereunder, without cost or expense to the Borrower or any other Loan Party.

         8.7 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         8.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.9 INTEGRATION. This Agreement, together with the other Loan Documents, represents the entire agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         8.10 GOVERNING LAW. THIS AGREEMENT AND THE NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES).

         8.11     CLAIMS OR CONTROVERSIES SUBJECT TO JUDICIAL REFERENCE.

                  (a) SUBMISSION TO JUDICIAL REFERENCE. Any claim or controversy alleged in or subject to a lawsuit between or among the parties to this Agreement (collectively, the "Parties" and individually, a "Party") which arises out of or relates to this Agreement, or any negotiations, correspondence or communications, whether or not incorporated or integrated into or relating to this Agreement, including but not limited to any claim or controversy which arises out of or is based upon an alleged tort, shall, at the written request of any Party, be determined by a reference in accordance with California Code of Civil Procedure Sections 638 ET SEQ. In connection with such reference, the Parties hereby expressly, intentionally and deliberately waive any right they may otherwise have to trial by jury of such claim or controversy.

                  (b) SELECTION OF REFEREE. Within 30 days after commencement by any Party of any lawsuit subject to this Agreement, each Party shall provide the other with a list of three potential referees acceptable to it. If the lists have one or more referees in common, the person having the highest position on each list shall be the referee hereunder. If such lists do not have a common referee, the Parties shall select pursuant to the Commercial Rules of the American Arbitration Association ("AAA") a single neutral referee and submit by stipulation such referee to the court for an order of reference of such claim or controversy. However, the referee selected must be a retired state or federal court judge with at least five years of judicial experience in civil matters. In the event that the Parties do not submit such stipulation to the court within such 30 day period, any Party may move the court pursuant to this Agreement for an order of reference of such claim or controversy to a single neutral referee having such qualifications. The Parties shall equally bear the fees and expenses of the referee unless the referee otherwise provides in the award.

                  (c) POWERS OF AND LIMITATIONS ON THE REFEREE. The Referee shall have the powers provided by Title 9 of the California Code of Civil Procedure Sections 1280 ET SEQ. (the "California Arbitration Act") and the Commercial Rules of the AAA except as provided in this Agreement, including without limitation the following:

                           (1) The referee shall determine all challenges to the
legality and/or enforceability of this Agreement.

                           (2) The referee shall apply the rules of evidence to
the same extent as they would be applied in a court of law.

                           (3) Subject to the provisions of this Agreement, the
referee may order any remedy or relief, including without limitation judicial foreclosure, a deficiency judgment or equitable relief, and give effect to all legal and equitable defenses, including without limitation statutes of limitation, the statute of frauds, waiver and estoppel.

                           (4) The Parties shall have the right to conduct
discovery with respect to any dispute, controversy or issue arising out of or resulting from this Agreement pursuant to the provisions of California Code of Civil Procedure Section 1283.05, which provisions are incorporated herein by reference and made a part hereof.

                           (5) The referee shall determine the time of the
hearing. The hearing shall take place in Los Angeles, California. The hearing must be commenced within 60 days after completion of discovery, unless the referee grants a continuance upon a showing of good cause by any Party. At least 14 days before the date set for hearing, the Parties shall exchange copies of exhibits to be offered as evidence, and lists of witnesses who will testify, at such hearing. Once commenced, the hearing shall proceed day to day until completed, unless the referee grants a continuance upon a showing of good cause by any Party. Any Party may cause to be prepared, at its expense, a written transcription or electronic recordation of such hearing.

                           (6) Any award by the referee shall be set forth in a
statement of decision supported by written findings of fact and conclusions of law which the referee shall concurrently deliver to the Parties.

                           (7) The referee shall have the authority to award in
the referee's discretion reasonable attorneys' fees and costs to the prevailing party.

                           (8) The provisions of California Civil Code Sections
47 ET SEQ. shall apply to the judicial reference to the same extent as they would apply to a judicial proceeding subject to such provisions.

                           (9) The laws of the State of California shall govern
the judicial reference pursuant to this Agreement.

                  (d) PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision of this Section 8.11 shall limit the right of either Party (i) to exercise any self-help remedies or seek specific performance in each case, in accordance with applicable law, (ii) to foreclose upon or sell any collateral, by power of sale or otherwise, in accordance with applicable law, or (iii) to obtain or oppose provisional remedies or necessary procedural orders from a court of competent jurisdiction, including without limitation appointment of a receiver, before, after or during the pendency of the judicial reference. The exercise of, or opposition to, any such remedy does not waive the right of any Party to judicial reference pursuant to this Agreement.

                  (e) MISCELLANEOUS. Judgment upon the award of the referee shall be final and binding (subject to vacation or correction in the amounts set forth, respectively, in California Code of Civil Procedure Sections 1286.2, 1286.4, 1286.6 and 1286.8) and may be entered in any court of competent jurisdiction in accordance with California Code of Civil Procedure Sections 644 and 645 and no party shall take any action to contest such award or judgment except as set forth above. In the event that multiple claims are asserted, some of which are found not subject to this Agreement, the Parties agree to stay the proceedings of the claims not subject to this Agreement until all other claims are resolved in accordance with this Agreement. In the event that claims are asserted against multiple parties, some of whom are not subject to this Agreement, the Parties agree to sever the claims subject to this Agreement and resolve them in accordance with this Agreement.

         8.12 ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that:


         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) the Lender has no fiduciary relationship to the Borrower solely by virtue of any of the Loan Documents, and the relationship pursuant to the Loan Documents between the Lender, on one hand, and the Borrower on the other hand, is solely that of creditor and debtor; and

         (c) no joint venture exists among the Lender and the Borrower.

         8.13 HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         8.14 CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Los Angeles, California by their proper and duly authorized officers as of the day and year first above written.

                                       IBRD-ROSTRUM GLOBAL INC.



                                       By: /s/ Jean-Yves Caloz
                                          -------------------------------
                                          Name:  Jean-Yves Caloz
                                                 ------------------------
                                          Title: Secretary & Treasurer
                                                 ------------------------


                                       Address for Notices:

                                       2525 Campus Drive
                                       Irvine, California  92612-1503
                                       Attention:  JoAnne Rosal
                                       Telephone:  (714) 476-2727
                                       Facsimile:  (714) 752-7297

                                       and

                                       2350 Cohen Street
                                       Saint-Laurent (Montreal), Quebec
                                       Canada H4R 2N6
                                       Attention: Jean-Yves Caloz
                                       Telephone: (514) 333-0033
                                       Facsimile: (514) 333-7306

                                       BANQUE NATIONALE DE PARIS
                                       Los Angeles Branch



                                       By: /s/ Deborah Y. Gohh
                                          -------------------------------
                                          Name:  Deborah Y. Gohh
                                                -------------------------
                                          Title: Vice President
                                                -------------------------



                                       By: /s/ Stephane Ronze
                                           ------------------------------
                                          Name:  Stephane Ronze
                                                 ------------------------
                                          Title: Assistant Vice President
                                                 ------------------------


                                       Address for Notices:

                                       Banque Nationale de Paris
                                       725 So. Figueroa St., Suite 2090
                                       Los Angeles, CA 90017
                                       Attention:  Deborah Y. Gohh
                                       Telephone:  (213) 688-6419
                                       Facsimile:  (213) 488-9602

                                       Applicable Lending Office for
                                       Reference Rate Loans:

                                       725 So. Figueroa St., Suite 2090
                                       Los Angeles, CA 90017

                                       Applicable Lending Office for
                                       LIBOR Loans:

                                       725 So. Figueroa St., Suite 2090
                                       Los Angeles, CA 90017

                                                                       EXHIBIT A


                             FORM OF REVOLVING NOTE


                                                         Los Angeles, California
$7,000,000                                                        March 13, 1998


         FOR VALUE RECEIVED, the undersigned, IBRD-ROSTRUM GLOBAL, INC. (U.S.) INC., a Delaware corporation (the "BORROWER"), hereby unconditionally promises to pay to the order of BANQUE NATIONALE DE PARIS, Los Angeles Branch (the "LENDER"), in lawful money of the United States and in immediately available funds, the aggregate unpaid principal amount of the Loans made by the Lender to the undersigned pursuant to Section 2.1(a) of the Revolving Credit Agreement (as hereinafter defined), ON DEMAND. Such payment shall be made for the account of the Lender at the office of Banque Nationale de Paris, Los Angeles Branch, located at 725 South Figueroa Street, Suite 2090, Los Angeles, CA 90017 or at such other office as the holder of this Note may notify the undersigned. The undersigned further agrees to pay interest in like money at such office or such other office on the unpaid principal amount hereof from time to time from the date hereof at the rates per annum and on the dates specified in Sections 2.5 and 2.6 of the Revolving Credit Agreement until paid in full (both before and after judgment to the extent permitted by law).

         This Note is the Note referred to in the Revolving Credit Agreement dated as of March 13, 1998 (as amended, supplemented or otherwise modified from time to time, the "REVOLVING CREDIT AGREEMENT"), between the undersigned and the Lender, and is entitled to the benefits thereof and of the other Loan Documents and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein which are defined in the Revolving Credit Agreement shall have such meanings unless otherwise defined herein.

         Notwithstanding that the Lender may make demand hereunder at any time, upon the occurrence of any one or more of the Events of Default specified in the Revolving Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES).

                                            IBRD-ROSTRUM GLOBAL INC.



                                            By:________________________________
                                            Name:______________________________
                                            Title:_____________________________

                                                                       EXHIBIT G


                     MONTHLY DECLARATION OF BORROWING LIMIT


TO:      Banque Nationale de Paris, Los Angeles Branch, (the
         "Bank").

         According to the authorized line of credit (established by the Revolving Credit Agreement with the Bank dated as of March 13, 1998) the undersigned Borrower hereby informs the Bank that the maximum amount available to it in the next month, as calculated by the Borrower, has been calculated as indicated below with all reports attached hereto as at _________________, 19___.


ACCOUNTS RECEIVABLE
  Total Accounts Receivable (aged
  list attached)                                                                    $________

           SUBTRACT the following
           accounts:

           o    accounts that are partly or
                entirely unpaid after                       -________
                90 days

           o    holdbacks/accounts excluded
                from margin
                provisions/credit
                notes/intercompany                          -
                accounts/sums due from                      __________
                management

           o    lesser amount due from or
                owed to suppliers on                        -________
                receivable list

           o    doubtful accounts;                          -________

           o    any other accounts excluded
                by the Bank and specified in
                writing to the Borrower                     -________

  Total Eligible Accounts Receivable                                               =$________

  Margin percentage applicable:                             x      80%

  Lending value of Accounts Receivable                                             =$________(1)





PROGRESS BILLINGS
   Cost and estimated profits                               $________
   in excess of progress billings
   on contracts in progress

   Progress billings in                                     =$_______
   excess of costs and estimated
   profit on contracts in progress
                                                                                   =$_______(2)
CLAIMS TO BE DEDUCTED
  Wages:                                                    $________

  Rent:                                                     +________

  Total contributions to a social
  plan (unemployment insurance,
  pension plan, medical plan,
  worker's compensation, etc...)                            +________

  Fiscal obligations (income tax,
  deductions at source, sales tax,
  etc...);                                                  +________

  Other sums payable to the
  government or one of its agencies
  (Identify):
  --------------------------                                +________

  Total claims to be deducted                                                      =$________(3)

BORROWING LIMIT
  Net lending value of Eligible                                                    =$______(4=1+2-3)
  Accounts Receivable and Progress
  Billings

  Authorized credit amount                                                         =$________(5)

  Global Borrowing limit (the lesser
  of 4 or 5)                                                                       =$________(6)

ORDERS ON HAND:  Present season to ship                                            =$________

ORDERS ON HAND:  Next season                                                       =$________

ACCOUNTS PAYABLE                                                                   =$________

SALES - CURRENT MONTH                                                              =$________

SALES - YEAR TO DATE                                                               =$________



The Borrower hereby certifies to the Bank that all the information herein and on any accompanying reports is complete and accurate in all respects. In addition, the Borrower certifies that all sums owed to privileged and preferred creditors, including federal and provincial government agencies have been paid and that the sums specified above as claims to be deducted are current amounts owing.

Date:__________________________


IBRD-ROSTRUM GLOBAL INC.
                            (The Borrower)


  By:                                           By:
     -----------------------------                 -------------------------
        (authorized signature)                       (authorized signature)